    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1994

                                            REGISTRATION STATEMENT NO. 033-52627
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT No. 2

                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                                   MESA INC.
                               MESA OPERATING CO.
           (Exact name of registrants as specified in their charters)

                       TEXAS                                           75-2394500
                     DELAWARE                                          75-2516853
          (State or other jurisdiction of                           (I.R.S. Employer
          incorporation or organization)                           Identification No.)
           2001 ROSS AVENUE, SUITE 2600                             WILLIAM D. BALLEW
                DALLAS, TEXAS 75201                                  301 SOUTH POLK
                  (214) 969-2200                                  AMARILLO, TEXAS 79101
                                                                     (806) 378-1000
         (Address, including zip code, and                 (Name, address, including zip code,
     telephone number, including area code, of            and telephone number, including area
     registrant's principal executive offices)                 code, of agent for service)

                                    Copy to:
                             ---------------------

                               STEPHEN A. MASSAD
                             BAKER & BOTTS, L.L.P.
                         ONE SHELL PLAZA, 910 LOUISIANA
                              HOUSTON, TEXAS 77002

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                                REGISTRATION FEE
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
                                                     PROPOSED MAXIMUM  PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF          AMOUNT TO       OFFERING PRICE      AGGREGATE         AMOUNT OF
   SECURITIES TO BE REGISTERED      BE REGISTERED      PER UNIT(1)    OFFERING PRICE (1)  REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------
Debt Securities(3)................        (5)              100%              (5)             $103,448
- ----------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.01 per share(4)...............        (2)              (2)               (2)               N/A
- ----------------------------------------------------------------------------------------------------------
          Total...................  $300,000,000(5)        100%        $300,000,000(5)       $103,448
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- ----------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(o) solely for the purpose of calculating the amount of the registration fee.

(2) Not applicable pursuant to Form S-3 General Instruction II.D.

(3) Subject to note (5) below, there are being registered hereunder an indeterminate principal amount of Debt Securities. If any Debt Securities are being issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the dollar amount of any securities previously issued hereunder.

(4) Subject to note (5) below, there are being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion or redemption of Debt Securities registered hereby.

(5) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $300,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the estimated expenses (other than underwriting discounts and commissions) of the issuance and distribution of the securities being registered payable by the Company.

        Securities and Exchange Commission registration fee...............  $103,448
        Printing and engraving expenses...................................    65,000
        Accounting fees and expenses......................................    20,000
        Blue Sky fees and expenses........................................    20,000
        Counsel fees......................................................    65,000
        Trustee fees......................................................    25,000
        Miscellaneous.....................................................    16,552
                                                                            --------
                  Total...................................................  $300,000
                                                                            ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify any director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding because he is or was a director or officer, provided that the director or officer (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests,
(b) in all other cases, that his conduct was at least not opposed to the corporation's best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, a director or officer may not be indemnified if the person is found liable to the corporation or if the person is found liable on the basis that he improperly received a personal benefit. Under Texas law, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. Texas law requires a corporation to indemnify an officer or director against reasonable expenses incurred in connection with the proceeding in which he is named defendant or respondent because he is or was a director or officer if he is wholly successful in defense of the proceeding.

     Texas law also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under
Article 2.02-1.

     The Company's Bylaws provide for the indemnification of its officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the Texas Business Corporation Act. The Company has also entered into indemnification agreements with its executive officers and directors that contractually provide for indemnification and expense advancement. Both the Bylaws and the agreements include related provisions meant to facilitate the indemnitees' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken and (iii) the establishment of certain presumptions in favor of an indemnitee. The benefits of certain of these provisions are available to an indemnitee only if there has been a change in control (as defined). In addition, the Company carries customary directors' and officers' liability insurance policies for its directors and officers. Furthermore, the Bylaws and agreements with directors and officers provide for indemnification for amounts (i) in respect of the deductibles for such insurance policies, (ii) that exceed the liability limits of such insurance policies and (iii) that would have been covered by prior insurance policies of the Company or its predecessors. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the Bylaws or such agreements.

     The above discussion of the Company's Bylaws and of Article 2.01-1 of the Texas Business Corporation Act is not intended to be exhaustive and is respectively qualified in its entirety by such statute and the Bylaws.

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Delaware law also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify him against that liability under Section 145 of the DGCL.

     MOC's Bylaws provide that MOC may indemnify each person who is involved in any litigation or other proceeding because such person is or was a director or officer of MOC or its subsidiaries or is or was serving as an officer or director of another entity at the request of MOC, against all expenses reasonably incurred in connection therewith. Such indemnification shall be made upon a determination by the Board of Directors, independent legal counsel or the stockholders of the corporation that such indemnification is proper in the circumstances because such person has met the applicable standard of conduct. The Bylaws also provide that MOC shall indemnify a director or officer against such expenses to the extent that he has been successful on the merits or otherwise in defense of any such litigation or other proceeding. The Bylaws also provide that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that such advance payment will only be made upon the delivery to MOC of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

     MOC's Certificate of Incorporation provides that the personal liability of a director of the corporation shall be limited to the fullest extent permitted by the DGCL. Pursuant to Section 102(b)(7) of the DGCL, Article Sixth of MOC's Certificate of Incorporation eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) from any transaction from which the director derived an improper personal benefit.

     The above discussion of MOC's Bylaws and Certificate of Incorporation is not intended to be exhaustive and is respectively qualified in its entirety by such documents.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


        +4.1         -- Form of Senior Indenture among MESA Inc., Mesa Operating Co. and
                        First Fidelity Bank, National Association, as trustee.
        +4.2         -- Form of Subordinated Indenture among MESA Inc., Mesa Operating Co.
                        and First Fidelity Bank, National Association, as trustee.
         5           -- Opinion of Baker & Botts, L.L.P.
        12           -- Computation of Ratio of Earnings to Fixed Charges.
        23.1         -- Consent of Independent Public Accountants.
       +23.2         -- Consent of DeGolyer and MacNaughton.
        23.3         -- Consent of Baker & Botts, L.L.P. (included in Exhibit 5 to this
                        Registration Statement).
       +24           -- Powers of Attorney of directors and officers of MESA Inc. and Mesa
                        Operating Co.
       +25           -- Form T-1 Statement of Eligibility and Qualification under the Trust
                        Indenture Act of 1939 of First Fidelity Bank, National Association
                        relating to the Senior Indenture and to the Subordinated Indenture
                        (bound separately).


- ---------------
+ Previously filed.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 31st day of October, 1994.

                                            MESA Inc.

                                            By: /s/  WILLIAM D. BALLEW
                                                     William D. Ballew,
                                                         Controller

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.

                  SIGNATURE                               TITLE                      DATE
- ---------------------------------------------  ----------------------------    -----------------
                BOONE PICKENS*                 Director and Chief Executive    October 31, 1994
                Boone Pickens                    Officer
                PAUL W. CAIN*                  Director, President and         October 31, 1994
                Paul W. Cain                     Chief Operating Officer
         /s/  STEPHEN K. GARDNER               Vice President and Chief        October 31, 1994
              Stephen K. Gardner                 Financial Officer
         /s/  WILLIAM D. BALLEW                Controller (Chief Accounting    October 31, 1994
              William D. Ballew                  Officer)
                                               Director                        October 31, 1994
                 John L. Cox
             JOHN S. HERRINGTON*               Director                        October 31, 1994
             John S. Herrington
            WALES H. MADDEN, JR.*              Director                        October 31, 1994
            Wales H. Madden, Jr.
              FAYEZ S. SAROFIM*                Director                        October 31, 1994
              Fayez S. Sarofim
             ROBERT L. STILLWELL*              Director                        October 31, 1994
             Robert L. Stillwell
               J.R. WALSH, JR.*                Director                        October 31, 1994
               J.R. Walsh, Jr.
   *By:  /s/  WILLIAM D. BALLEW
              William D. Ballew
              Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 31st day of October, 1994.

                                            MESA OPERATING CO.

                                            By: /s/  WILLIAM D. BALLEW
                                                     William D. Ballew
                                                         Controller

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                TITLE                    DATE
- ---------------------------------------------   ----------------------------     ---------------
                BOONE PICKENS*                  Director and Chief Executive     October 31, 1994
                Boone Pickens                     Officer
                PAUL W. CAIN*                   Director, President and          October 31, 1994
                Paul W. Cain                      Chief Operating Officer
         /s/  STEPHEN K. GARDNER                Vice President and Chief         October 31, 1994
              Stephen K. Gardner                  Financial Officer
         /s/  WILLIAM D. BALLEW                 Controller (Chief Accounting     October 31, 1994
              William D. Ballew                   Officer)
   *By:  /s/  WILLIAM D. BALLEW
              William D. Ballew
              Attorney-in-Fact

                                 EXHIBIT INDEX

     Exhibits


        +4.1         -- Form of Senior Indenture among MESA Inc., Mesa Operating Co. and
                        First Fidelity Bank, National Association, as trustee.
        +4.2         -- Form of Subordinated Indenture among MESA Inc., Mesa Operating Co.
                        and First Fidelity Bank, National Association, as trustee.
         5           -- Opinion of Baker & Botts, L.L.P.
        12           -- Computation of Ratio of Earnings to Fixed Charges.
        23.1         -- Consent of Independent Public Accountants.
       +23.2         -- Consent of DeGolyer and MacNaughton.
        23.3         -- Consent of Baker & Botts, L.L.P. (included in Exhibit 5 to this
                        Registration Statement).
       +24           -- Powers of Attorney of directors and officers of MESA Inc. and Mesa
                        Operating Co.
       +25.1         -- Form T-1 Statement of Eligibility and Qualification under the Trust
                        Indenture Act of 1939 of First Fidelity Bank, National Association
                        relating to the Senior Indenture and to the Subordinated Indenture
                        (bound separately).


- ---------------
+ Previously filed.